SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No        )
                                              --------

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement          Confidential, For Use
                                          Of the Commission Only
                                          (as permitted by Rule
                                          14a-6(e)(2))
 X   Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Under Rule 14a-12

                     Igene Biotechnology, Inc.
        ------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

                               N/A
           ------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                    IGENE BIOTECHNOLOGY, INC.
                      9110 Red Branch Road
                    Columbia, Maryland 21045

                         PROXY STATEMENT

Notice of Annual Meeting of Stockholders to be held June 6, 2000

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGENE Biotechnology, Inc. (the "Company") will be held at the offices of Kimelman & Baird, LLC, 100 Park Avenue, 21st floor, New York, New York 10017 at 10:00 a.m. local time on June 6, 2000 for the following purposes:

     1.   To elect seven (7) Directors.
     2. To approve the appointment of Berenson & Company as independent auditors of the Company for the fiscal year ending December 31, 2000.
     3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on May 1, 2000, shall be entitled to notice of, and to vote at, the meeting.

                         By order of the Board of Directors


                         /s/Stephen F. Hiu
                         ----------------------------------------
                         Stephen F. Hiu
                         President and Treasurer



Dated:    Columbia, Maryland
          May 3, 2000

IMPORTANT:   PLEASE  FILL IN, DATE, SIGN AND  MAIL  PROMPTLY  THE
ENCLOSED  PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED  TO  ASSURE
THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

The date of this Proxy Statement is May 3, 2000, the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.

     The accompanying Proxy is solicited by the Board of Directors of IGENE Biotechnology, Inc., a Maryland Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 6, 2000, or any adjournment thereof, at which stockholders of record at the close of business on May 1, 2000 (the "Record Date") shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

      Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he or she may elect to revoke his proxy and vote his or her shares personally.

     There is being mailed herewith to each stockholder of record the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 and a Quarterly Report on Form 10-QSB for the three months ended March 31, 2000.

      On the Record Date, the Company had 52,208,880 shares of Common Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder.

     On the Record Date, the Company also had 26,467 shares of 8% Cumulative Preferred Stock ("Series A Preferred Stock") outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Series A Preferred Stock is entitled to two votes for each share of Preferred Stock held by such holder. Holders of record of outstanding Common Stock and Series A Preferred Stock will be entitled to vote together as a single class at the Meeting.

      Pursuant to the terms of the Company's Series A Preferred Stock, as a consequence of the non-payment of dividends on such Stock for more than the past four consecutive dividend payment dates, the holders of Series A Preferred Stock, if they so elect, may vote as a separate class with respect to the election of two additional directors, in accordance with the procedures set forth in the Charter and by-laws of the Company. To date, the holders of the Series A Preferred Stock have not exercised such right.
In the event they exercise their right, the Board would be expanded to nine directors.

      The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the voting power voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

Appraisal Rights

       Under Maryland law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the
consideration  he  or  she  would  otherwise  receive    in   the
transaction.

An objecting stockholder has the right to demand and receive payment of the fair value of their stock from a successor corporation if the corporation merges with another corporation. Fair value of the stock will be determined as of the close of business on the day the stockholders voted on the transaction objected to. A stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if the stock is listed on a national securities exchange or is designated as a national market system secruity on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining stockholders entitled to vote on the transaction objected to. An objecting stockholder must file a written objection with the corporation at or before the stockholders' meeting at which the transaction will be considered. Additionally, the objecting stockholder may not vote in favor of the transaction, and within 20 days after the State Department of Assessments and Taxation accepts the articles of merger, must make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment. If the objecting stockholder does not comply with this section, he will be bound by the terms of the merger. Within 50 days after the State Department of Assessments and Taxation accepts the articles for record, the successor or objecting stockholder may petition a court of equity for an appraisal to determine the fair value of the stock. Finally, if the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three (3) disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Within 60 days, or however long the court allows, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report with their conclusions. Within 15 days after the report is filed, any party may object to it and request a hearing. If the appraiser's report is confirmed or modified by order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding. If the appraisers' report is rejected, the court may determine the fair value of the stock and enter judgment for the stockholder, or remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

Financial Information

      Financial information for the Company for the fiscal year ended December 31, 1999 is included in the Company's Annual
Report  on  Form 10-KSB, a copy of which accompanies  this  proxy
Statement.

       It is expected that the following business will be considered at the meeting and action taken thereon:

1.   ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at seven members. It is proposed to elect seven Directors at this Meeting to hold office for a one-year term until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution  of  some other person or persons  for  any  of  the nominees,  shares  will be voted for such other  persons  as  the
Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees.

                      NOMINEES FOR ELECTION

Name                     Age  Position with IGENE
-------------------      ---  -----------------------------------
Michael G. Kimelman      61   Chairman of the Board of Directors
Thomas L. Kempner        72   Vice Chairman of the Board of
                              Directors
Stephen F. Hiu           43   Director, President,
                              Treasurer, and Director
                              of Research and Development
Patrick F. Monahan       49   Director, Secretary, and
                              Director of Manufacturing
Joseph C. Abeles         85   Director
John A. Cenerazzo        76   Director
Sidney R. Knafel         69   Director


MICHAEL G. KIMELMAN was elected a Director of the Company in February 1991 and Chairman of the Board of Directors in March 1991. He is the Managing Partner of Kimelman & Baird, LLC. He is a founder of Blue Chip Farms, a standard bred horse-breeding farm, and has been an officer of the same since its inception in 1968. Mr. Kimelman is currently a Director of the Harness Horse Breeders of New York State and serves on the Board of the Hambletonian Society.

THOMAS L. KEMPNER is Vice Chairman of the Board of Directors and has been a Director of the Company since its inception in October 1981. He is and has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, New York, and its predecessors since February 1978. He is currently a Director of Alcide Corporation, CCC Information Services Group, Inc., Fuel Cell Energy, Inc., Intermagnetics General Corp., and Roper Starch Worldwide, Inc. He is a Director Emeritus of Northwest Airlines, Inc.

STEPHEN F. HIU was appointed President and Treasurer in March 1991, and elected a Director in August 1990. He has been Director of Research and Development since January 1989 and, prior thereto, was Senior Scientist since he joined the Company in December 1985. He was a post-doctoral Research Associate at the Virginia Polytechnic Institute and State University, Blacksburg, Virginia, from January 1984 until December 1985. Dr. Hiu holds a Ph.D. degree in microbiology from Oregon State University and a B.S. degree in biological sciences from the University of California, Irvine.

PATRICK F. MONAHAN was appointed Director of Manufacturing and elected a Director of the Company in April 1991 and was elected as Secretary in September 1998. He has managed the Company's fermentation pilot plant since 1982, and its manufacturing operation since its inception in 1998. Prior thereto, he was a technical specialist in the fermentation pilot plant of W.R. Grace and Co. from 1975 to 1982. He received an Associate in Arts degree in biology from Allegheny Community College and a B.S. degree in biology with a minor in Chemistry from Frostburg State College, Frostburg, Maryland.

JOSEPH C. ABELES, private investor, was elected Director of the Company on February 28, 1991. Mr. Abeles serves as Director of
Intermagnetics  General Corporation, Bluegreen  Corporation,  and
Ultralife Batteries, Inc.

JOHN A. CENERAZZO was Chairman of the Board from November 1989 to April 1991. He served as President of the Company from August 1988 through September 1989 and has been a Director since September 1987. He also serves as a Director of U.S. Axle Corporation and Chairman and Director of Technicon Enterprises, Inc.

SIDNEY R. KNAFEL, a Director of the Company since 1982, has been Managing Partner of SRK Management Company, a private investment concern, New York, since 1981, Chairman of Insight Communications, Inc. since 1985, and of BioReliance Corporation since 1982. Mr. Knafel is also currently a Director of Cellular Communications International, Inc., CoreComm Incorporated, General American Investors Company, Inc., and NTL Incorporated. Committees of the Board of Directors

      The Company has two standing committees of the Board of Directors. Set forth below is a description of the functions of those committees and the members of the Board of Directors who serve on such committees.

Audit Committee

       The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews, with the independent certified public accountants and with the Company's management, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company. There were no meetings of the Audit Committee in 1999. The functions of the Committee were performed by the Board during 1999.

Compensation Committee

      The Compensation Committee approves the salaries of all officers and certain other employees of the Company. It also supervises the administration of all benefit plans and other matters affecting executive compensation, subject to further approval of the Board of Directors. The members of the Compensation Committee during 1999 were Messrs. Thomas L. Kempner and Sidney R. Knafel. There were no meetings of the Compensation Committee in 1999.

Board Compensation

      During 1999, Directors were not compensated for their Board or Committee activities. The Board of Directors held 4 meetings in 1999. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors including committee meetings for which each respective director was a member.

Executive Compensation

      During the last completed fiscal years, no executive officer's annual cash compensation exceeded $100,000. Following the resignation of the Company's former CEO, during 1998, the functions of chief executive officer have been performed by the Company's Board of Directors (Messrs. Abeles, Cenerazzo, Hiu, Kempner, Kimelman, Knafel, and Monahan) acting as a group. The Directors were not compensated for their Board or Committee Activities.

     Other than the 1986 and 1997 employee stock option plans and the Simple Retirement Plan described below, the Company has no profit sharing or incentive compensation plans.


Simple Retirement Plan
----------------------

     Effective February 1, 1997 the Company adopted a Simple Retirement Plan under Internal Revenue Code Section 408(p). The plan is a defined contribution plan, which covers all of the Company's employees who receive at least $5,000 of compensation for the preceding year. The plan permits elective employee contributions. The Company makes a nonelective contribution of 2% of each eligible employee's compensation for each year. The Company's contributions to the plan for 1999 were $6,569, which is expensed in the 1999 statement of operations.

Stock Option Plan
-----------------

    The 1997 Stock Option Plan (the "Plan"), which was approved by the stockholders on November 17, 1997, and which succeeds the 1986 Stock Option Plan, provides for the issuance of options to acquire up to 20,000,000 shares of Common Stock of the Company.

    The Plan is administered by a committee of the Board of Directors.

    The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers.

    Options are exercisable at such rates and times as may be fixed by the committee. Options become exercisable in full upon
(i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder, (iii) or under special circumstances as determined by the Committee. Options generally terminate on the tenth business day following cessation of service as an employee, director, consultant or independent contractor.

    Options may be exercised by payment in full of the option price in cash or check, or by delivery of previously-owned shares of common stock having a total fair market value on the date of exercise equal to the option price, or by such other methods as permitted by the Committee.

    The Plan contains anti-dilution provisions in the event of certain corporate transactions.

    The Board of Directors may at any time withdraw from, or amend the Plan and any options not heretofore granted. Stockholder approval is required to (i) increase the number of shares issuable under the plan, (ii) increase the number of options which may be granted to any individual during a year,
(iii)  or  change  the class of persons to whom  options  may  be
granted.   No  options  shall be granted  under  the  Plan  after
September 19, 2007.

    Options to acquire 12,748,250 shares of common stock have been granted under the 1986 and 1997 Stock Option Plans and 11,248,250 options are outstanding under the Plans as of May 1, 2000.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of May 1, 2000, with respect to beneficial ownership of shares of the Company's outstanding Common Stock by (i) each person known to the Company to own more than five percent of its Common Stock,
(ii) each Director, and (iii) all Directors and executive officers as a group.

                                     Number of
Name and Address                     Shares            Percent*
-----------------------------        -------------     ----------

Directors and Officers:
----------------------
Joseph C. Abeles                      15,012,789(1)      23.06%
     c/o Abel Associates
     220 E. 42nd Street
     New York, NY 10017

John A. Cenerazzo                      1,912,456(2)       3.55%
     Stokesay Castle Lane
     Reading, PA 19606

Stephen F. Hiu                         5,020,300(3)       8.78%
     c/o IGENE Biotechnology, Inc.
     9110 Red Branch Road
     Columbia, MD 21045

Thomas L. Kempner                     66,532,836(4)      63.25%
     c/o Loeb Partners Corporation
     61 Broadway
     New York, NY 10006

Michael G. Kimelman                    9,821,950(5)      16.16%
     c/o Kimelman & Baird, LLC
     100 Park Avenue
     New York, NY 10017

Sidney R. Knafel                      63,659,933(6)      62.00%
     c/o SRK Management
     126 East 56th Street
     New York, NY 10022

Patrick F. Monahan                     3,064,200(7)       5.55%
     c/o IGENE Biotechnology, Inc.
     9110 Red Branch Road
     Columbia, MD 21045


                                     Number of
Name and Address                     Shares            Percent*
-----------------------------        -------------     ----------

Directors and Officers (continued):
----------------------------------

All Directors and Officers           165,024,464(8)      88.39%
     As a Group (7 persons)

Others:

Thomas R. Grossman                     3,192,150(9)       5.95%

Fraydun Manocherian                    6,734,725(10)     11.92%


------------------------


* Under the rules of the Securities and Exchange Commission, the calculation of the percent assumes for each person that only such person's warrants, options or convertible notes are exercised or converted and that no other person exercises or converts outstanding warrants, options or convertible notes. Accordingly, these percentages are not on a fully-diluted basis.

(1) Includes 2,109,404 shares, 2,250 shares issuable upon conversion of 1,125 shares of Series A Preferred Stock, $311,663 in long-term notes convertible into 3,782,083 shares, and warrants to purchase 9,093,427 shares. Also includes 4,140 shares held by his wife and 12,500 shares issuable upon conversion of 6,250 shares of Series A Preferred Stock held by his wife.

(2)  Includes  283,458  shares, warrants  to  purchase  1,103,513 shares, 32,750 shares subject to options currently exercisable and $40,622 in long-term notes convertible into 492,321 shares. Also includes 414 shares held by his wife.

(3)  Includes  65,300  shares  held by Dr.  Hiu,   and  4,955,000
     shares subject to options currently exercisable.

(4) Includes 386,972 shares and warrants to purchase 536,917 shares held by Mr. Kempner; 5,666,916 shares, $140,873 in long-term notes convertible into 1,616,065 shares and warrants to purchase 21,628,007 shares held by a trust under which Mr. Kempner is one of two trustees and the sole beneficiary; 1,482,987 shares, $79,200 in long-term notes convertible into 1,147,670 shares and warrants to purchase 4,622,848 shares held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary; 182,526 shares and warrants to purchase 98,565 shares held by Mr.

     Kempner's wife; 203,880 shares and warrants to purchase 110,095 shares held by trusts under which Mr. Kempner is one of two trustees and his brothers are beneficiaries; and 5,626,918 shares, $140,872 in long-term notes convertible into 1,616,065 shares and warrants to purchase 21,606,405 shares held by a trust under which Mr. Kempner is one of two trustees and one of his brothers is the beneficiary.

(5) Includes 251,104 shares, 1,500,000 options currently exercisable, warrants to purchase 5,325,672 shares and $63,070 in long-term notes convertible into 804,568 shares held by Mr. Kimelman. Also includes 831,600 shares and warrants to purchase 750,890 shares held by Kimelman & Baird, LLC, in which Mr. Kimelman has a 50% interest, and 181,656 shares held by M. Kimelman & Co., in which Mr. Kimelman has a 60% interest. Also includes warrants to purchase 176,460 shares held by his wife, in which Mr. Kimelman disclaims any beneficial interest.

(6) Includes 13,190,551 shares, warrants to purchase 46,753,677 shares, and $306,200 in long-term notes convertible into 3,715,706 shares owned or beneficially owned by Mr. Knafel.

(7)  Includes  64,200 shares held by Mr. Monahan,  and  3,000,000 shares  subject to options currently exercisable.

(8) Includes 30,532,026 shares, 9,487,750 shares which are subject to options currently exercisable or exercisable within 60 days, unexpired warrants to purchase 111,815,462 shares, 14,750 shares subject to the conversion of 7,375 shares of redeemable preferred stock, and $1,082,500 in long-term notes convertible into 13,174,478 shares.

(9) Includes 1,753,400 shares and warrants to purchase 1,438,750 shares.

(10) Includes    2,455,525  shares  and  warrants   to   purchase
     4,279,200 shares.


Compensation Committee Interlocks and Insider Participation

      Thomas L. Kempner and Sidney R. Knafel are members  of  the
Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity whose officers serve either on the Company's Board of Directors or Compensation Committee.

Certain Relationships and Transactions

    The Company distributed, to holders of record on February 13, 1998, transferable rights to subscribe for and purchase 0.54 of a Unit for each share of common share or equivalent owned by such holder. Each Unit entitled the holder to receive $0.10 principal amount of 8% Notes due March 31, 2003 and warrants to purchase one share of common stock at an exercise price of $0.10 per share. Common shares or equivalents included: Common Stock, Preferred Stock, unexpired warrants, options currently exercisable, and convertible notes outstanding. The Company raised $5,000,000 through this Rights Offering, which was fully subscribed, and issued $5,000,000 in 8% Notes due March 31, 2003 and 50,000,000 warrants to subscribers. Certain directors and investors agreed to purchase Units equal to the difference between $2,000,000 and the proceeds from the Rights Offering; however, concurrently therewith the Company was required to repay $1,875,000 in promissory notes. The Rights Offering expired March 31, 1998. In consideration of certain directors and investors agreeing to subscribe to Units such that the Company receives at least $2,000,000, the Company issued additional warrants to these directors and investors to purchase 20,000,000 shares of common stock, exercisable at $0.10 per share and expiring ten years after issue.

     During 1998, the Company also issued 4,000,000 warrants to purchase common shares, at $.10 per share, to its Chairman of the Board; and 9,500,000 warrants to purchase common shares, at $.10 per share, to certain directors who were the holders of $950,000 in demand notes issued during 1998.

     During 1999, the Company also issued 1,500,000 options to purchase common shares, at $.05 per share (which was the market value of the stock as of the date issued), to its Chairman of the Board under its 1997 Stock Option Plan.

     During 1999, the Company issued to certain directors and other accredited investors 24,791,668 new shares of common stock at prices ranging from $.05 to $.08, based on the current market price of the Company's stock at the time of issue. The total proceeds received in these issues was $1,500,000. In return for committing to these investments, these investors also received 24,791,668 warrants to purchase shares of common stock at equivalent prices (ranging from $.05 to $.08 per share, based on the current market price of the Company's stock at the time of issue), expiring 10 years from the dates of issue. The funds received in these transactions have been used to continue operations of the Company and to fund legal expenses associated with on going litigation (See item 3. Legal Proceedings).

Section 16(a) Beneficial ownership Reporting Compliance

     The Company believes that during 1999, all of its officers, directors and holders of more than 5% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except as follows: In 1997 certain directors of the Company made various loans to the Company. The loans are evidenced by demand promissory notes convertible into Common Stock. These directors also received warrants to purchase shares of Common Stock in 1997 and 1998 in conjunction with the 1997 notes and a 1998 rights offering.
During 1999, certain directors and other accredited investors also purchased stock through direct purchases of new stock and received warrants in conjunction with these purchases. The
Company believes that none of the foregoing securities transactions were reported on Forms 4 or Forms 5 filed with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely on representations of its directors, officers and more than 5% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

2.   APPOINTMENT OF INDEPENDENT AUDITORS

     The  Board of Directors of the Company has selected Berenson
& Company as independent auditors of the Company for the fiscal year ending December 31, 2000. A representative of Berenson &
Company is not expected to be present at the meeting.

      The Board of Directors of the Company recommends a vote FOR approval of the appointment of Berenson & Company as the Company's auditors.

3.   OTHER MATTERS

Stockholder Proposals

      Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or prior to April 30, 2001, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Incorporation of Certain Documents by Reference

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, and Quarterly Report on Form 10-QSB for the three months ended March 31, 2000, copies of which accompany this Proxy Statement, are incorporated herein by reference.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Proxy Statement and prior to the meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      The Company will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated herein by reference). Requests should be directed to: Investor Relations, IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045.

      The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy or information statements and other information with the commission. Such reports, proxy or information statements, exhibits and other information filed by the Company with the Commission can be inspected and copies at the pubic reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center (13th Floor), New York, New York 10048 and Northwestern Atrium Center, 500 Madison Street, Suit 1400, Chicago, Illinois 60661-2511.

Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Commission also maintains an Internet web site, whose address is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers who file electronically with the commission.





                                   /s/Stephen F. Hiu
                                   ------------------------------
                                   Stephen F. Hiu
                                   President and Treasurer


Dated: May 3, 2000

APPENDIX 1   FORM OF PROXY





                    IGENE BIOTECHNOLOGY, INC.


       2000 Annual Meeting of Shareholders - June 6, 2000
   This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Stephen F. Hiu, Michael G. Kimelman and Thomas L. Kempner, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Tuesday, June 6, 2000, and at any adjournment or adjournments thereof (the "Meeting"), with all power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement at the Meeting and instructs the proxies to vote as directed on the reverse side.

The Board of Directors recommends a vote "FOR" all proposals.

                 (To Be Signed on Reverse Side)

 X   Please mark your
     votes as in this
     example.

                  FOR    WITHHOLD

1.   Election     ____     ____   Nominees: Joseph C. Abeles
     of                                     John A. Cenerazzo
     Directors                              Stephen F. Hiu
     (Instruction: To withhold              Thomas L.Kempner
      authority to vote for any             Michael G. Kimelman
      individual nominee, write             Sidney R. Knafel
      that nominee's name below)            Patrick F. Monahan

     ---------------------------


2. To ratify the appointment Berenson & Company as independent auditors for the fiscal year ending December 31, 2000.

                    FOR    AGAINST ABSTAIN

                    ____     ____     ____


3. With discretionary authority upon such other matters as may properly come before the Meeting.


PLEASE   RETURN  THE  PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.




Signature                                 Date
          ------------------------------       ------------------
Signature                                 Date
          ------------------------------       ------------------
          (SIGNATURE IF HELD JOINTLY)


Note:       Please  sign  exactly  as  name  appears   on   stock
certificate. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.

APPENDIX 2   LETTER TO STOCKHOLDERS



9110 Red Branch Road
Columbia, Maryland 21045-2024
(410) 997-2599


April 17, 2000


Dear Shareholder:

We are pleased to report to you that in the last year, Igene has truly begun the transition from being a Research and Development company to a commercial enterprise with real products. Due to the persistence of the entire Igene team, our Company has made great progress in every aspect of its business: research, manufacturing and sales.

In 1999, Igene began probably the largest commercial fish feeding study in the world using its natural astaxanthin product, AstaXin(R). This study, which made use of a newly developed proprietary strain of yeast developed by Igene in 1998, was conducted with more than a half million salmon and trout and was performed in cooperation with a dozen Chilean fish producers. Those testing the product believe the results obtained thus far confirm that Igene's natural product for pigmentation of farm-raised salmon and trout is comparable, if not superior, to the synthetic product that currently dominates that market. Due to the highly positive documented results obtained, the companies which have completed their initial study have begun to expand their usage of our product in their fish feed. This resulted in revenue during the fourth quarter of 1999 of approximately $18,000, which continued in the first quarter of 2000 at approximately $78,000. It now appears that our second quarter sales will be at least double that of the first quarter. As additional companies complete their trials we are cautiously optimistic that our sales will continue to grow.

To support the Company's growing business in Chile, Igene will complete the establishment of Igene Chile, Ltda., a Chilean subsidiary based in Puerto Montt, Chile, in the 2nd quarter of 2000. Since 1999, Igene has maintained a local office in Chile and has hired a full time technical representative, who together with Igene staff traveling from Columbia, Maryland have provided technical and sales support to our customers in Chile. This technical support was instrumental in creating sales. Once the customers were knowledgable about our product, they were willing to try it, and once they saw the results they were willing to purchase it. Consequently, the Company intends to continue and expand its technical service and has recently added a veterinarian specializing in aquatic health to its technical staff in Chile.

To complement the fish feeding studies in Chile, we also report the preliminary findings of an independent study conducted by Akvaforsk in Norway. This highly regarded aquaculture research facility has shown the efficiency of Igene's proprietary enzyme technology for making 98% of the natural astaxanthin contained in the yeast available for uptake by salmon and trout, while other competitors' processes are less than half as effective. In addition, the stability of the product through the commercial feed production process was confirmed.

These  successful results and the beginning of product  sales  in
Chile have prompted Igene and its manufacturing partner to negotiate a new agreement to make available additional manufacturing capacity. The Company is capable of tripling capacity within three months, if necessary, and to nine fold within a year.

At Igene's Research and Development Center and pilot plant in Maryland, we continue to make significant improvements in the strain and manufacturing process. These improvements have resulted in reductions in our cost of manufacture and an overall increase in product yields. It is anticipated that by operating at maximum efficiency at our manufacturing plant in Mexico City and by successfully implementing improvements developed in our pilot plant, the Company will be able to produce a natural astaxanthin product which is significantly more efficient in its pigmenting ability and less expensive to manufacture.

With the approval of the Canadian government this past year for the use of Igene's natural astaxanthin product in fish feeds, the potential for additional market opportunities has increased. The Company continues to actively pursue registration and approvals for its product in the European Union.

In January 2000, the Company hired a marketing consultant to begin the development of a marketing plan for the production and sale of a dietary supplement containing Igene's natural astaxanthin product. Published data has already indicated that astaxanthin is several hundred times more potent as an antioxidant than vitamin E. By utilizing and adapting Igene's technology developed for its fish pigmentation product, Igene may be able to expand into this new market with a natural astaxanthin supplement.

All of the above would not have been accomplished except for the continuing dedication and technical expertise of Igene's employees both in Maryland and in Chile, the guidance of our Board of Directors, and the incredible financial loyalty of Thomas Kempner and Sidney Knafel of our Board.

Sincerely,

Michael G. Kimelman
Chairman


Stephen F. Hiu
President

SAFE HARBOR. Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, and other factors more fully detailed in the Company's recent quarterly 10-QSB and annual 10-KSB filings with the Securities and Exchange Commission.